UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 25, 2010
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

 (Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.

Current Report of Form 8-K

Item 5.07. Submission of Matters to a Vote of Security Holders.

East West Bancorp, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on March 25, 2010 in Pasadena, California.  At the Special Meeting, the Company’s stockholders approved two proposals.  The proposals are described in detail in the Proxy Statement mailed to stockholders on or about February 24, 2010 (the “Proxy Statement”).

Proposal 1

The Company’s stockholders approved the issuance of shares of common stock upon the conversion of the Company’s recently issued 335,047 of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C, as contemplated by the investment agreements described in the Proxy Statement and for purposes of NASDAQ Stock Market Rule 5635 as set forth below:

Votes For	Votes Against	Abstentions

67,158,500	128,184	259,562

Proposal 2

The Company’s stockholders approved the adjournment or postponement of the Special Meeting to a later date or dates, if necessary, to solicit additional Proxies given prior to the time of the Special Meeting to constitute a quorum for purposes of the Special Meeting or to solicit additional Proxies in favor of the approval of the above proposal as set forth below:

Votes For	Votes Against	Abstentions

53,028,185	13,995,507	522,554

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010	EAST WEST BANCORP, INC.

	By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.
Executive Vice President and General Counsel